NUVEEN MUNICIPAL TRUST

NUVEEN MULTISTATE TRUST I

NUVEEN MULTISTATE TRUST II

NUVEEN MULTISTATE TRUST III

NUVEEN MULTISTATE TRUST IV

PLAN OF DISTRIBUTION AND SERVICE

PURSUANT TO RULE 12b-1

January 30, 1997

Amended July 23, 1998

Amended November 3, 2000 (Class D Shares)

Amended January 16, 2013 (Short Duration High Yield Municipal Bond Fund)

Amended February 28, 2013

Amended November 18, 2013

WHEREAS, Nuveen Municipal Trust, Nuveen Multistate Trust I, Nuveen Multistate Trust II, Nuveen Multistate Trust III and Nuveen Multistate Trust IV, each a Massachusetts business trust (each, a “Trust”), each engages in business as an open-end management investment company and is registered under the Investment Company Act of 1940, as amended (the “Act”);

WHEREAS, each Trust is authorized to and may or does issue shares of beneficial interest in separate series, with the shares of each such series representing the interests in a separate portfolio of securities and other assets (each Trust’s series together with all other such series subsequently established by a Trust being referred to herein individually as a “Fund” and collectively as the “Funds”);

WHEREAS, each Trust has outstanding the Funds set forth on Exhibit A;

WHEREAS, each Trust, on behalf of each Fund, employs Nuveen Securities, LLC (the “Distributor”) as distributor of the shares of each Fund of each Trust (the “Shares”) pursuant to a Distribution Agreement dated as of August 1, 1998 and since annually renewed;

WHEREAS, each Trust is authorized to issue Shares in six different classes (“Classes”): Class A, Class B, Class C, Class C2, Class D and Class I (although not all Funds will issue all Classes of Shares);

WHEREAS, each Trust, on behalf of its Funds, desires to adopt an amended Plan of Distribution and Service pursuant to Rule 12b-1 under the Act (“Rule 12b-1”), and the Board of

Trustees of each Trust has determined that there is a reasonable likelihood that adoption of this amended Plan of Distribution and Service will benefit each Trust and its shareholders;

WHEREAS, each Trust, on behalf of its Funds, has adopted a Multiple Class Plan Pursuant to Rule 18f-3 (the “Rule 18f-3 Plan”) to enable the various Classes of Shares to be granted different rights and privileges and to bear different expenses, and has an effective registration statement on file with the SEC containing a Prospectus describing such Classes of Shares;

Now, THEREFORE, each Trust, on behalf of each of its Funds, hereby adopts, and the Distributor hereby agrees to the terms of, this Plan of Distribution and Service (the “Plan”) in accordance with Rule 12b-1, on the following terms and conditions:

1.	(a)	The Fund is authorized to compensate the Distributor for services performed and expenses incurred by the Distributor in connection with the distribution of Shares of Class A, Class B, Class C, Class C2 and Class D of the Fund and the servicing of accounts holding such Shares.

	(b)	The amount of such compensation paid during any one year shall consist of:

		(i)	with respect to Class A Shares, a Service Fee not to exceed .20 % of average daily net assets of the Class A Shares of the Fund;

		(ii)	with respect to Class B Shares, a Service Fee not to exceed .20% of average daily net assets of the Class B Shares of the Fund, plus a Distribution Fee not to exceed .75% of average daily net assets of the Class B Shares of the Fund;

		(iii)	with respect to Class C Shares, a Service Fee not to exceed .25% of average daily net assets of the Class C Shares of the Fund, plus a Distribution Fee not to exceed .75% of average daily net assets of the Class C Shares of the Fund; and

		(iv)	(A) with respect to Class C2 Shares of Long-Term and Intermediate Funds and of Nuveen Short Duration High Yield Municipal Bond Fund, a Service Fee not to exceed .20% of average daily net assets of the Class C2 Shares of the Fund, plus a Distribution Fee not to exceed .55% of average daily net assets of the Class C2 Shares of the Fund; and

(B) with respect to Class C2 Shares of Limited-Term Funds, a Service Fee not to exceed .20% of average daily net assets of the Class C2 Shares of the Fund, plus a Distribution Fee not to exceed .35% of average daily net assets of the Class C2 Shares of the Fund.

	(v)	(A) with respect to Class D Shares of Long-Term and Intermediate Funds, a Service Fee not to exceed .20% of average daily net assets of the Class D Shares of the Fund, plus a Distribution Fee not to exceed .55% of average daily net assets of the Class D Shares of the Fund; and

(B) with respect to Class D Shares of Limited-Term Funds, a Service Fee not to exceed .20% of average daily net assets of the Class D Shares of the Fund, plus a Distribution Fee not to exceed .35% of average daily net assets of the Class D Shares of the Fund.

Such compensation shall be calculated and accrued daily and paid quarterly or at such other intervals as the Board of Trustees may determine.

(c)	With respect to Class A Shares, the Distributor shall pay any Service Fees it receives under the Plan for which a particular underwriter, dealer, broker, bank or selling entity having a Dealer Agreement in effect (“Authorized Dealer”, which may include the Distributor) is the dealer of record to such Authorized Dealers to compensate such organizations for providing services to shareholders relating to their investment; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class A Shares, the Service Fee to the extent that it may have pre-paid the Service Fee for that period to the Authorized Dealer of record. The Distributor may retain any Service Fees not so paid.

(d)	With respect to the Class B Shares, the Distributor:

	(i)	shall retain the Distribution Fee to compensate it for costs associated with the distribution of the Class B Shares, including the payment of broker commissions to Authorized Dealers (which may include the Distributor) who were the dealer of record with respect to the purchase of those shares; and

	(ii)	shall pay any Service Fees it receives under the Plan for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations for providing services to shareholders relating to their investment; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class B Shares, the Service Fee to the extent that it may have pre-paid the Service Fee for that period to the Authorized Dealer of record.

The Distributor may retain any Distribution or Service Fees not so paid.

(e)	With respect to the Class C and Class C2 Shares, the Distributor:

(i) shall pay the Distribution Fee it receives under the Plan with respect to Class C or Class C2 Shares for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations in connection with such share sales; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class C or Class C2 Shares, the Distribution Fee to the extent that it may have pre-paid the Distribution Fee for that period to the Authorized Dealer of record; and

(ii) shall pay any Service Fees it receives under the Plan for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations for providing services to shareholders relating to their investment; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class C or Class C2 Shares, the Service Fee to the extent that it may have pre-paid the Service Fee for that period to the Authorized Dealer of record.

The Distributor may retain any Distribution or Service Fees not so paid.

(f)	With respect to the Class D Shares, the Distributor:

(i) shall pay the Distribution Fee it receives under the Plan with respect to Class D Shares for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations in connection with such share sales; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class D Shares, the Distribution Fee to the extent that it may have pre-paid the Distribution Fee for that period to the Authorized Dealer of record; and

(ii)	shall pay any Service Fees it receives under the Plan for which a particular Authorized Dealer is the dealer of record (which may include the Distributor) to such Authorized Dealers to compensate such organizations for providing services to shareholders relating to their investment; provided, however, that the Distributor shall be entitled to retain, for the first year after purchase of the Class D Shares, the Service Fee to the extent that it may have pre-paid the Service Fee for that period to the Authorized Dealer of record.

The Distributor may retain any Distribution or Service Fees not so paid.

(g) Services for which such Authorized Dealers may receive Service Fee payments include any or all of the following: maintaining account records for shareholders who beneficially own Shares; answering inquiries relating to the shareholders’ accounts, the policies of the Fund and the performance of their investment; providing assistance and handling transmission of funds in connection with purchase, redemption and exchange orders for Shares; providing assistance in connection with changing account setups and enrolling in various optional fund services; producing and disseminating shareholder communications or servicing materials; the ordinary or capital expenses, such as equipment, rent, fixtures, salaries, bonuses, reporting and recordkeeping and third party consultancy or similar expenses, relating to any activity for which payment is authorized by the Board; and the financing of any other activity for which payment is authorized by the Board.

(h) Payments of Distribution or Service Fees to any organization as of any month-end (or other period-end, as appropriate) will not exceed the appropriate amount based on the annual percentages set forth in subparagraphs (b)(i), (ii) and (iii) above, based on average net assets of accounts for which such organization appeared on the records of the Fund and/or its transfer agent as the organization of record during the preceding month (period).

2. This amended Plan shall not take effect until the Plan, together with any related agreement(s), has been approved with respect to the affected Funds and Classes thereof by votes of a majority of both (a) the Board of Trustees of the Trust, and (b) those Trustees of the Trust who are not “interested persons” of the Trust (as defined in the Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreements related to it (the “Rule 12b-1 Trustees”) cast in person at a meeting (or meetings) called for the purpose of voting on the Plan and such related Agreement(s).

3. This Plan shall continue in effect for so long as such continuance is specifically approved at least annually in the manner provided for approval of this Plan in paragraph 2.

4. The Distributor shall provide to the Board of Trustees of the Trust and the Board shall review, at least quarterly, a written report of distribution- and service-related activities, Distribution Fees, Service Fees, and the purposes for which such activities were performed and expenses incurred.

5. This Plan may be terminated as to a given Fund or as to a given Class of shares of a Fund at any time by vote of a majority of the Rule 12b-1 Trustees or by vote of a majority (as defined in the Act) of the outstanding voting Shares of the applicable Fund or Class.

6. This Plan may not be amended to increase materially the amount of compensation payable by a Fund with respect to any Class of shares under paragraph 1 hereof unless such amendment is approved by a vote of at least a majority (as defined in the Act) of the outstanding voting Shares of that Class of Shares of that Fund. No material amendment to the Plan shall be made unless approved in the manner provided in paragraph 2 hereof.

7. While this Plan is in effect, the selection and nomination of the Trustees who are not interested persons (as defined in the Act) of the Trust shall be committed to the discretion of the Trustees who are not such interested persons.

8. The Trust shall preserve copies of this Plan and any related agreements and all reports made pursuant to paragraph 4 hereof, for a period of not less than six years from the date of the Plan, any such agreement or any such report, as the case may be, the first two years in an easily accessible place.

EXHIBIT A

PLAN OF DISTRIBUTION AND SERVICE PURSUANT TO RULE 12B-1

Nuveen Municipal Trust

Nuveen All-American Municipal Bond Fund

Nuveen High-Yield Municipal Bond Fund

Nuveen Inflation Protected Municipal Bond Fund (commenced March 2011)

Nuveen Intermediate Duration Municipal Bond Fund

Nuveen Limited Term Municipal Bond Fund

Nuveen Short Duration High Yield Municipal Bond Fund (commenced February 2013)

Nuveen Multistate Trust I

Nuveen Arizona Municipal Bond Fund

Nuveen Colorado Municipal Bond Fund

Nuveen Maryland Municipal Bond Fund

Nuveen New Mexico Municipal Bond Fund

Nuveen Pennsylvania Municipal Bond Fund

Nuveen Virginia Municipal Bond Fund

Nuveen Multistate Trust II

Nuveen California Municipal Bond Fund

Nuveen California High Yield Municipal Bond Fund (commenced March 2006)

Nuveen Connecticut Municipal Bond Fund

Nuveen Massachusetts Municipal Bond Fund

Nuveen New Jersey Municipal Bond Fund

Nuveen New York Municipal Bond Fund

Nuveen Multistate Trust III

Nuveen Georgia Municipal Bond Fund

Nuveen Louisiana Municipal Bond Fund

Nuveen North Carolina Municipal Bond Fund

Nuveen Tennessee Municipal Bond Fund

Nuveen Multistate Trust IV

Nuveen Kansas Municipal Bond Fund

Nuveen Kentucky Municipal Bond Fund

Nuveen Michigan Municipal Bond Fund

Nuveen Missouri Municipal Bond Fund

Nuveen Ohio Municipal Bond Fund

Nuveen Wisconsin Municipal Bond Fund

*Revised 11/18/2013